UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 27, 2018

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada		M3C 3L8
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 1 -	Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreement

Effective June 27, 2018, the Company entered into an Agreement and Plan of Share Exchange (“Exchange Agreement”) with Visava Inc., a private Ontario, Canada corporation (“Visava”). Visava owns 100% of Canary Rx Inc., a Canadian corporation, that is the late stage ACMPR applicant with Health Canada. Canary Rx Inc. will build a 40,000 sq. ft. facility for the production of approximately 3,600,000 gr. of cannabis per year with a focus on producing curated cannabis products.

On June 27, 2018, Canary Rx Inc. received a letter of readiness from Health Canada and will finish the buildout of the 40,000 sq. ft. facility within the next 90-120 days.

The Exchange Agreement provides that, subject to its terms and conditions, the Company will issue to the Visava shareholders an aggregate of 25,500,000 shares of the Company’s Common Stock in exchange for all of the issued and outstanding common stock held by the Visava shareholders. In addition of its Common Stock, the Company will issue to the Visava shareholders, prorata. Common Stock Purchase Warrants purchasing an aggregate of 25,000,000 shares of the Company’s Common Stock at a price per share of $0.10 for a period of two years following the issuance date of the Warrants. Upon the closing of the Exchange Agreement, the Visava shareholders will hold approximately 46.27% of the issued and outstanding Common Stock of the Company and Visava will continue its business operations as a wholly-owned subsidiary of the Company.

The description of the Exchange Agreement contained in this Report is not intended to be complete and is qualified by reference to the entire Exchange Agreement which is filed as Exhibit 2.1 and is incorporated into this Report by reference.

Item 3.02	Unregistered Sale of Equity Securities

The disclosures contained in Item 2.01 of this Report are incorporated by reference into this Item 3.02. The Common Stock of the Company when issued will constitute in excess of 5% of the Company issued and outstanding Common Stock at the time of the closing of the Exchange Agreement.

The issuance of the Company’s Common Stock will be made in reliance upon Regulation A of the Securities Act of 1933, as amended (“Securities Act”), for those Visava shareholders who are “Non-U.S. Persons” as defined in Regulation S, Rule 902(k) and upon Section 4(a) (2) of the Securities Act and Regulation D Rule 506(b) thereunder for the Visava shareholders who are U.S. residence.

Item 5.03	Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year

In conjunction with the Exchange Agreement, the Company filed a Certificate of Amendment in Delaware to change the Company name to Target Group Inc. The effective date of the name change is July 3, 2018 at which time the Company’s new trading symbol on OTC Pink will be CBDY.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Share Exchange dated June 27, 2018

3.1	Certificate of Amendment of Certificate of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: July 3, 2018	By:	/s/ Rubin Schindermann
Chief Executive Officer